Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Nos. 333-156012, 333-143493, 333-117248, 333-17773, 333-266600 and 333-280345) on Form S-8 of Gray Media, Inc. of our report dated June 26, 2025, relating to our audit of the financial statements and supplemental schedule of the Gray Television, Inc. Capital Accumulation Plan, which appears in this Annual Report on Form 11-K of the Gray Television, Inc. Capital Accumulation Plan for the year ended December 31, 2024.

/s/ Warren Averett LLC

Atlanta, Georgia
June 26, 2025

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